Exhibit 99.2
First Bank Chicago Acquisition November 2009

Forward Looking Statements This presentation contains forward-looking statements relating to the financial condition, results of operations and business of FirstMerit Corporation. Actual results could differ materially from those indicated. Among the important factors that could cause actual results to differ materially are interest rates, changes in the mix of the Company's business, competitive pressures, general economic conditions and the risk factors detailed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. FirstMerit undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this presentation.

FirstMerit's Acquisition Strategy Leverage FirstMerit's Super-Community Bank Strategy Centralized product lines with local delivery Superior balance sheet Position FirstMerit's franchise for long term growth Expand in growth markets Target markets with greater small business / middle market lending opportunities Enhance market share in existing markets Scalable infrastructure Expansive product suite Contiguous markets that offer lower cost deposit opportunities Opportunistic approach Consumer driven strategy

Transaction Summary Transaction Acquiring approximately $1.2B of deposits and selected loans of 24 branches in Chicago from First Bank Additionally, FirstMerit will acquire from a First Bank affiliate the asset based lending ("ABL") team covering the Midwest Consideration 3.50% deposit premium to total deposits at close Premium would be $41.8 million based on 9/30/09 deposits Loans Acquired A minimum of $315 million of performing loans tied to the Chicago market A minimum of $100 million of performing ABL loans Due Diligence 100% of loan files reviewed All non performing, criticized and classified loans excluded Excluded certain pass credits with structure, loan pricing or undesirable industry characteristics Accounting Fair value mark on the bank loan portfolio equal to 8% CDI and goodwill tax deductible Economics Expected to be immediately accretive to GAAP and cash earnings Internal rate of return well in excess of FirstMerit's cost of capital Financing Contingency None, FirstMerit retains significant excess capital Expected Closing Midwest ABL Portfolio: fourth quarter of 2009, customary closing conditions only Chicago Branch/Deposits and Loans: first quarter of 2010, subject to regulatory approval and other customary closing conditions

Positioning FirstMerit's Franchise for Long Term Growth Chicago - provides dense population and positive growth demographics 3rd largest MSA in U.S. and 2nd largest central business district in U.S. Favorable competitive dynamics in the small business and middle market banking areas Senior FirstMerit executives have extensive market knowledge Follow-on acquisition opportunities exist in greater Chicago

Rationale for Transactions Locations conducive to a targeted commercial banking strategy All non-performing / higher risk loans eliminated from the transaction Low loan to deposit ratio and FirstMerit's strong capital position will fuel growth Experienced Chicago banking team Midwest focused Asset Based Lending team with strong track record Low execution risk Attractively priced entry vehicle Strong transaction economics with conservative assumptions

Strong Platform to Enter Chicago First Banks FirstMerit FB-Chicago Deposits ($ in millions) $7,271 $1,194 Branches 156 24 ATMs 179 24 Avg Deposit/Branch ($ in millions) $46.2 $49.8 Population 6,514,386 9,756,941 Households 2,601,106 3,500,698 Median Household Income (1) $52,655 $66,618 Projected 2014 Household Income (1) $55,307 $69,835 Source: SNL as of 9/30/09, demographic data as of 6/30/09. (1) Weighted average by deposits within each MSA. ($ in millions)

Acquired Loan & Deposit Composition Data as of 9/30/09 and excludes purchase accounting marks. Loans Deposits Commercial loan growth will be the primary focus ABL business additions to FirstMerit's current effort Opportunity to remix First Bank's deposits toward core with FirstMerit's Reality Checking and Reality Savings products Excess funding to fuel growth ($ in millions) Minimum of $415 $1,194 ABL 24% Home Equity 6% Direct Installment 2% C&I 60% CRE 8% Certificates & Other 60% Savings & Money Market 30% Demand Interest 5% Demand Non-Interest 5%

Experienced Leadership Team Senior Team Chicago Market Experience Chicago Market Experience Paul Greig, CEO Charter One Bank JPMorgan Chase / Bank One / First Chicago NBD American National Bank 28 years Bill Richgels, CCO JPMorgan Chase / Bank One / First Chicago NBD American National Bank FNW Bancorp First Midwest Bank Continental Illinois National Bank 22 years Peter Gillespie, Regional President First Bank JPMorgan Chase / Bank One / First Chicago NBD American National Bank NBD 19 years Ron Senci, Retail Banking First Bank Fifth Third 8 years

FirstMerit's Value Proposition Increase retail marketing efforts Small business Core deposits Enhance middle market and business banking Cross-sell of wealth management, brokerage and cash management Broaden ABL business geographically Local delivery of relationship banking Regional structure supports close client relationship Regional CEO will institutionalize key relationships Local decision making Access to decision makers/senior management Credit authority appropriate to Chicago market Enables prompt response on credit decisions Strong sales and service orientation Motivated and empowered bankers Consultative, agile and efficient approach to banking Product parity with larger bank competitors Deep community involvement Local advisory boards Opportunities FirstMerit Value Proposition

Low Risk Transaction Key Transaction Risks Mitigating Factors Deposit Retention Risk Minimum threshold required of $1.0 billion FirstMerit does not pay for non-core deposits originated between signing and closing Credit Risk No exposure to higher-risk assets Purchase of minimum of aggregate $415 million of performing loans out of $825+ million reviewed which minimizes credit risk In the branch acquisition, put-back right with respect to fraudulent, delinquent, etc. loans Integration Risk Closing / conversion date provides ample time for transition Implementation of FirstMerit's Commercial middle market and Business Banking practices for successful integration FirstMerit's community bank / local decision making strategy applied to new market On-site Credit Administration presence to implement policies and guidelines Human Capital Risk Expect to retain First Bank's management and staff Employment agreements in place with senior market leaders

Attractively Priced Entry Vehicle Premium to Total Deposits FirstMerit / First Bank 3.50% Chicago Branch Transactions (1) 9.00% Chicago Bank & Thrift Transactions (2) 20.00% Source: SNL Financial. (1) Average of 4 branch transactions in the Chicago MSA since 9/30/04 (2) Average of 25 bank & thrift transactions in the Chicago MSA since 9/30/04 (excludes jumbo deposits)